UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2006

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Completion of Merger with Vintage. On January 30, 2006, Occidental Petroleum Corporation (Oxy) issued a press release announcing completion of its agreement to acquire Vintage Petroleum, Inc. (Vintage). Under the terms of the merger agreement, Vintage shareholders will receive $20.00 per Vintage share in cash, plus 0.42 Oxy shares per Vintage share. As a result of this transaction, Occidental will issue approximately 28 million shares of Oxy common stock and pay approximately $1.4 billion in cash to former Vintage stockholders. Oxy will guarantee approximately $550 million in indebtedness assumed in the transaction. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Financial Statements of Business Acquired.

The following documents listed below that Vintage previously filed with the Securities and Exchange Commission are incorporated herein by reference:

Vintage SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 2004
Quarterly Reports on Form 10-Q	Three months ended March 31, 2005; Three months ended June 30, 2005; Three months ended September 30, 2005

Pro-Forma Financial Information. The pro forma financial statements set forth in Amendment No. 1 to Oxy’s registration statement on Form S-4 (Registration No. 333-129721), filed with the Securities and Exchange Commission on December 19, 2005, are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Vintage
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of DeGolyer and MacNaughton
23.4	Consent of DeGolyer and MacNaughton Canada Limited
99.1	Press release dated January 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: January 31, 2006	/s/ Jim A. Leonard
Jim A. Leonard, Vice President and Controller
(Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Vintage
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of DeGolyer and MacNaughton
23.4	Consent of DeGolyer and MacNaughton Canada Limited
99.1	Press release dated January 30, 2006